Exhibit 99.1

NII HOLDINGS ANNOUNCES PROPOSED OFFERING OF CONVERTIBLE NOTES

RESTON, Va., August 7, 2018 - NII Holdings, Inc. [NASDAQ: NIHD] (“NII Holdings”) today announced its intention to sell, subject to market and other conditions, $75,000,000 aggregate principal amount of convertible senior notes due 2023 (the “notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, NII Holdings is expected to grant the initial purchasers a 30-day option to purchase up to an additional $11,250,000 aggregate principal amount of the notes.
NII Holdings intends to use the net proceeds from the notes offering for general corporate purposes, which may include, without limitation, to fund the cash flow needs of Nextel Brazil.
The conversion price, interest rate and certain other terms of the notes will be determined by negotiations between NII Holdings and the initial purchasers. When issued, the notes will be unsecured obligations of NII Holdings, effectively subordinate to NII Holdings’ obligations under any future secured indebtedness, to the extent of the value of the assets securing such indebtedness, structurally subordinate to NII Holdings’ obligations under all existing and future liabilities of its subsidiaries and pari passu to NII Holdings’ obligations under any future unsecured and unsubordinated indebtedness, and will pay interest semi-annually in arrears. The notes will mature in 2023, unless repurchased, redeemed or converted in accordance with their terms prior to maturity. Prior to February 15, 2023, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of NII Holdings’ common stock, cash or a combination of cash and shares of NII Holdings’ common stock, at NII Holdings’ election.
The notes being offered and the common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:
NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com